EXHIBIT 10.1
                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of June 1997, by and among (i) WAKULLA MANOR, INC., a Florida corporation ("Company"), (ii) WAKULLA ACQUISITION, INC., a Delaware corporation ("Acquisition"), (iii) THOMAS M. CLARKE ("Clarke") and LAWRENCE B. CUMMINGS ("Cummings") (hereinafter Clarke and Cummings are sometimes collectively referred to as "Guarantor"), JOSEPH D. MITCHELL ("Mitchell"), C. GUY FARMER ("Farmer"), and FREDDIE L. FRANKLIN ("Franklin") (hereinafter Clarke, Cummings, Mitchell, Farmer, and Franklin are sometimes referred to as "Sellers"), and (iv) NEWCARE HEALTH CORPORATION, a Nevada corporation ( "Purchaser").

                                   WITNESSETH:

     WHEREAS, Acquisition owns 100% of the Company's common stock; and

     WHEREAS, Sellers own 100% of the issued and outstanding shares of Acquisition's common stock ("Common Stock") as follows:

                     Sellers         Number of Shares
                     --------        ----------------
                     Clark                 100
                     Cummings              100
                     Mitchell              100
                     Farmer                100
                     Franklin              200
and

     WHEREAS, Purchaser desires to purchase from Sellers all of Sellers' Common Stock upon the terms and conditions set forth below:

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE I
                                  THE PURCHASE

     SECTION 1.1. Purchase of Common Stock. On the terms and subject to the conditions herein expressed, and simultaneously with the execution of this Agreement, Sellers hereby sell, convey and transfer to Purchaser all of Sellers' right, title, and interest in and to 600 shares of the Common Stock, which shares constitute one hundred percent (100%) of the issued and outstanding shares of the stock of Acquisition and Purchaser hereby purchases from Sellers said shares of stock for the purchase price set forth herein below.

     SECTION 1.2. Purchase Price and Deposit. The total purchase price for the stock to be paid by Purchaser is $1,200,000, which shall be payable on a pro rata stock ownership basis to Sellers at Closing. Contemporaneous with the execution of this Agreement, Purchaser shall deliver a nonrefundable earnest money deposit in the amount of $50,000 in cash to be payable to Seller's Counsel, Ausley & McMullen, P.A., which shall be credited to the Purchase Price at Closing.

     SECTION 1.3. Closing. The sale contemplated hereby shall be consummated on the closing date designated by Purchaser (the "Closing Date"), but in no event later than July 31, 1997. The closing shall occur at the offices of Purchaser or Purchaser's counsel in Atlanta, Georgia on the Closing Date. On the Closing Date, the purchase and sale shall take place as follows, subject to all the terms and conditions of this Agreement:

          (a) Sellers shall execute and deliver a Bill of Sale with accompanying stock certificates conveying all of Sellers' right, title and interest in and to the stock, free and clear of all liens, security interests, claims, restrictions, and any other encumbrances whatsoever, in a form reasonably acceptable to Purchaser.

          (b) To the extent not contained in the Bill of Sale, Sellers shall execute and deliver to Purchaser such documents as are necessary to convey to Purchaser all rights necessary for the use and enjoyment of Sellers' rights in the Company.

          (c) Sellers shall deliver to Purchaser a written opinion, satisfactory to Purchaser, dated as of the Closing Date from counsel for Sellers to the effect that:

               (i) Company, Acquisition, Sellers and Guarantor have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

               (ii) The individuals that have executed this Agreement have the authority to so execute this Agreement on behalf of Acquisition and Sellers.

               (iii) Sellers have taken all requisite action to authorize, approve and carry out this Agreement and the transactions on the part of Sellers, Company and Acquisition contemplated hereby, and this Agreement constitutes a legal, valid and binding agreement of Sellers except to the extent limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights.

               (iv) The consummation of the transactions on the part of Sellers, Acquisition, and Company contemplated by this Agreement, does not require the consent, approval, authorization or order, giving of notice to, or the registration with, any court or any Federal, state, or other governmental authority, agency or instrumentality or any other person.

               (v) To such counsel's knowledge, no action or proceeding against Sellers, Acquisition or Company is pending before any court, or before or by any governmental body, to restrain, prohibit, invalidate or obtain damages with respect to, or otherwise question or attack the transactions contemplated by this Agreement and to the best of such counsel's knowledge, neither Sellers nor Company is involved in any litigation which might have an adverse effect on the property of the Company.

          (d) Sellers shall deliver to Purchaser a Reaffirmation, as of the Closing Date, of the representations and warranties set forth in Article II hereof.

          (e) Sellers shall execute and deliver to Purchaser an any other documents and certificates which may be reasonably requested by Purchaser and which are customarily executed in connection with similar transactions.

     SECTION 1.4. Additional Agreements. In addition to the transfers contemplated by this Agreement, Clarke, Cummings, Mitchell, Farmer, and Franklin each covenant and agree to resign as employees, officers and directors of the Company, Acquisition, and all Company Subsidiaries, without payment of any compensation other than as contained in this Agreement.

     SECTION 1.5. Pre-Closing Revenues and Liabilities. All revenues, rents, other items of income accruing to the Company in the ordinary course of their business activities and other assets listed on Exhibit I preceding the Closing Date and any proceeds derived therefrom and received thereafter by the Company shall be separately accounted for by the Company listed on Exhibit I (the "Company's Revenues"). All expenses, liabilities and other debts or charges of the Company existing, arising or accruing as of the Closing Date (the "Company's Liabilities"), including, without limitation, all items listed on
Exhibit 11 shall become the obligations of the Sellers and Guarantor and are hereby covered by Article 111 herein. As of midnight on the date immediately preceding the Closing Date, a listing of such Company's Liabilities (the "Preliminary Liabilities List") shall be prepared by Sellers and provided to Purchaser.

     At the Closing Date the Sellers will establish an Escrow Account with their Counsel, Ausley & McMullen, P.A. of Tallahassee, Florida, which may be used to discharge excess Company's Liabilities upon final settlement one hundred and eighty (180) days after the Closing Date. The Escrow balance will be equal to the amount that Sellers Liabilities (Preliminary Liabilities List) exceed Company's Revenues as of the Closing Date or $200,000, whichever is higher. For this computation of the initial Escrow balances the total of Company's accounts receivable shall be reduced by 20% (one-fifth) of patient accounts receivable, subject to confirmation by the reasonable and timely due diligence of Purchaser.

     The Company shall receive revenues and other items of income accruing to the Sellers (Company's Revenues) after the Closing Date. The Company will pay and discharge the Company's Liabilities (Preliminary Liabilities List) from the receipt of Company's Revenues after the Closing Date. One hundred and eighty (180) days after the Closing Date, the Company shall provide to Seller an accounting showing the then Company's Revenues and the then current Company's Liabilities. Company's Revenues shall be reduced by 50% (one-half) of any patient accounts receivables remaining to determine the total Adjusted Company's Revenues. On the one hundred and eightieth (180th) day following the Closing Date, Sellers may request from the Escrow Account the positive net difference, if any, of the then current Company's Adjusted Revenues in excess of the then current Company's Liabilities. Likewise on the one hundred and eightieth (180th) day following the Closing Date, the Company may request from the Escrow account the positive net difference, if any, of the then current Company's Liabilities in excess of the then current Company's Adjusted Revenues.

     Thereafter, the Sellers and the Company agree to continue to deliver to each other such amounts as may be necessary to comply with the intent of this
Section 1.5.

                                    ARTICLE 11
                           REPRESENTATIONS AND WARRANTIES

     SECTION 2.1. Representations and Warranties by the Sellers and Guarantor. Sellers and Guarantor, jointly and severally, represent and warrant to, and agree with, Purchaser as follows:

          (a) Organization and Qualification of the Company and Acquisition. Company and Acquisition are corporations duly incorporated, validly existing and in good standing, under the laws of the States of Florida and Delaware, respectively, and have all requisite corporate power and corporate authority to own or lease and operate its properties and assets and to carry on its business as, and in the places where, such properties and assets are now owned or leased and operated and such business is now being conducted. Attached hereto as Schedule 2.1(a) are true and complete copies of the Company's and Acquisition's Articles of Incorporation and Bylaws as amended.

          (b) Company Subsidiaries. Except as listed on Schedule 2.1(b), the Company has no Company Subsidiaries. For purposes of this Agreement, the term "Company Subsidiary" shall mean any corporation or other business entity of which the Company and/or one or more other Company Subsidiaries owns a majority of the outstanding voting stock entitled to vote for the election of directors or an equivalent equity interest.

          (c) Capitalization of the Company. The authorized Capital stock of the Company consists of 1000 shares of Common Stock of which 600 shares are validly issued and outstanding, all of which are fully paid and nonassessable and free of preemptive rights. There are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments obligating the Company or Sellers to issue or sell any shares of capital stock of the Company. No dividends have been declared with respect to any shares of the Company's capital stock which have not been paid.

          (d) Authority Relative to Agreement: Non-Contravention. The Company has all requisite corporate power and corporate authority to enter into this Agreement, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company, Sellers and Guarantor and (i) will constitute valid and binding obligations of the Company, Sellers and Guarantor, enforceable against the Company, Sellers and Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or the collection of debtors' obligations in general or by general equitable principles, and (ii) will not (A) conflict with any provision of the Articles of Incorporation or Bylaws of the Company or Sellers or (B) result in any violation of or default under, or permit the acceleration of any obligation under, any material mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or any material agreement or understanding between any administrative or regulatory authority, on the one hand, or any rules or regulations of any trade association or organization of which the Company is a member.

          (e) Financial Statements. Attached hereto as Schedule 2.1(c) are true, correct and complete copies of the Company's and the Company Subsidiaries' financial statement for the period ended April 30, 1997 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be expressly stated therein or in the notes thereto) and fairly present the financial position of the Company (and each Company Subsidiary, as applicable) at the date thereof and the results of its operations and its cash flow for the period then ended. The Financial Statements were prepared from books and records of the Company (and each Company Subsidiary, as applicable), which accurately and fairly reflect all the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by, the Company (and each Company Subsidiary, as applicable). The Financial Statements contain all material liabilities or material obligations that were, as of April 30, 1997, required to be accrued, reserved against or otherwise disclosed in the Financial Statements under generally accepted accounting principles.

          (f) Accounts Receivable. All accounts receivable are reflected on the Company's (and each Company Subsidiary's, as applicable) records and Financial Statements and arose from bona fide transactions in the ordinary course of business. Such accounts receivable will be collectible at their aggregate balance, with allowance for doubtful accounts on the Company's (and each Company Subsidiary's, as applicable) books and records (which has been determined in accordance with generally accepted accounting principles and historical practices) in the ordinary course of business without resort to litigation, and will not in the aggregate be subject to any material counterclaims, set-offs or other reductions.

          (g) No Default or Litigation

               (i) The business of the Company and the Company Subsidiaries is being conducted in compliance with, and the Company has made (or has caused to be made) all material filings required by, the laws, orders, regulations, policies and guidelines of all applicable governmental entities (including, without limitation, applicable laws, orders and regulations relating to labor relations or environmental protection);

               (ii) The Company and/or the Company Subsidiaries are not in default under the terms of any outstanding contract, agreement, lease or other commitment and there does not currently exist under any such contract, agreement, lease or commitment any condition or event that, with notice or lapse of time or both, would constitute a default;

               (iii) There are no actions at law, suits in equity, administrative proceedings or claims pending or, to their knowledge, threatened against or affecting the Company, the Company Subsidiaries, or their properties and, to their knowledge, there is no basis for any such action, proceeding or claim;

               (iv) The Company and/or the Company Subsidiaries have not been charged by any governmental entity with any violation of, or threatened by any governmental entity with a charge or any violation of. any applicable law, order or regulation; and

               (v) The Company and/or the Company Subsidiaries are not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, agency, board, bureau or instrumentality issued or entered in a proceeding to which the Company or a Company Subsidiary is or was a party which is binding upon the Company or a Company Subsidiary, including, without limitation, any uncorrected license deficiencies, restrictions or limitations related to the operation of Wakulla Manor Nursing Home, a 120-bed skilled nursing facility located at 4679 Crawfordville Highway, Crawfordville, Florida (the "Facility").

          (h) Licenses, Permits and Authorizations. The Company and the Company Subsidiaries have validly and legally obtained and duly hold all approvals, licenses or other permits of all governmental or regulatory agencies, whether federal, state or local, which are required for the operations of their business as it is presently being conducted, including without limitation, all licenses, permits and approvals necessary for the lawful operation of the Facility.

          (i) Taxes. All tax returns, reports and forms required to be filed by or on behalf of the Company and/or the Company Subsidiaries and Acquisition with respect to any income, properties or operations of the Company and/or the Company Subsidiaries and Acquisition with any taxing authority have been timely filed, and all taxes owed by the Company and the Company Subsidiaries and Acquisition have been or will be timely paid prior to Closing. Neither the Company nor any of the Company Subsidiaries nor Acquisition have consented to the extension of the applicable statute of limitation with respect to any federal, state or local income, franchise, property or other tax. There is no action, suit, proceeding, investigation, audit or claim now pending against, nor has any claim for additional tax or assessment been asserted by any taxing authority relating to the Company or any of the Company Subsidiaries nor Acquisition, nor are there any agreements for the extension of the time for the assessments of any taxes of the Company or any of the Company Subsidiaries or Acquisition with respect to any income, properties or operations of the Company or any Company Subsidiary or Acquisition. Neither the Company nor any of the Company Subsidiaries nor Acquisition have filed any agreement or consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). There are no liens for federal, state or local income or property taxes upon the assets of the Company or any of the Company Subsidiaries or Acquisition except liens for current federal, state and local taxes not yet due.

          (j) Labor Controversies. Neither the Company, Acquisition, nor any of the Company Subsidiaries are a party to any collective bargaining agreement with respect to any employees of the Company, Acquisition, or the Company Subsidiaries. There are no labor controversies presently pending or threatened against the Company, Acquisition, or any of the Company Subsidiaries which may reasonably be expected to adversely affect the business or financial condition of the Company, Acquisition, or any of the Company Subsidiaries.

          (k) Employee Benefit Plans.

               (i) Employee Welfare Benefit Plans. There is no "employee welfare benefit plan" (as defined in Section 3(1) of the Employment Retirement Income Security Act of 1974 ("ERISA")) maintained by the Company or any corporate or other trade or business under common control of the Company, within the meaning of Section 414 of the Code (hereinafter an "Affiliate") or to which the Company, or any Affiliate thereof, contributes or is required to contribute (such plans being hereinafter collectively referred to as "Employee Welfare Benefit Plans") for employees or for former employees of the Company.

               (ii) Employee Pension Benefit Plans. There is no "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by the Company or any Affiliate, and there is no such plan to which the Company or any Affiliate contributes, is required to contribute or has contributed (such employee benefit plans being hereinafter collectively referred to as the "Employee Pension Benefit Plans"). The Company and any Affiliate do not maintain or contribute to any pension plan (including any multi-employer pension plan as defined in Section 3(37) of ERISA) which is subject to the provision of Part 3 of Title I or Title IV of ERISA.

               (iii) Other Tax Qualified Plans. Neither the Company, nor any Affiliate, maintains any tax qualified plans within the meaning of Section 401 of the Code.

               (iv) Certain Severance Arrangements. Neither the Company, nor any Affiliate, is a party to or obligated under any agreement, plan, contract or other arrangement pursuant to which the Company, or any Affiliate or the Purchaser is or might be required to make payments that would not be deductible or capitalizable for federal income tax purposes by reason of the application of Section 280G of the Code. Further, the consummation of the transactions contemplated by this Agreement will not by their occurrence result in any employee becoming entitled to severance payments from the Company.

               (v) Health Care Continuation Coverage. The Company and any Affiliates have complied with the requirements of Section 162(k) of the Code regarding continuation of health care coverage under any group health plans.

               (vi) No Other Liabilities. As of the Closing Date, there are no material liabilities (in excess of $5,000.00 individually or $25,000.00 in the aggregate), absolute or contingent, of the Company, any Company Subsidiary, or of any employee, officer, director or any person which may have indemnity rights or contributions rights or other recourse against the Company or any Company Subsidiary with respect to any employee benefit plan, program, practice, arrangement, agreement or understanding, whether written or oral, except for liabilities which have been fully accrued on the Company's (and each Company Subsidiary, as applicable) financial statements.

          (1) Compliance with Environmental Laws. Neither the Company nor any of the Company Subsidiaries have received any notification from a governmental agency that there is any past, present or continuing violation of any environmental laws, environmental ordinances, environmental regulations or environmental rules with respect to the business or properties of the Company and/or the any of the Company Subsidiaries and such business and the use of such properties conform in all material respects to all applicable environmental laws, environmental ordinances, environmental regulations and environmental rules. Notwithstanding anything to contrary contained herein, Purchaser's obligations hereunder are subject to the receipt by Purchaser prior to Closing of a Phase I environmental report satisfactory to Purchaser in its sole discretion.

          (m) Intellectual Property. Schedule 2.1(d) to this Agreement sets forth a complete and correct list of each patent, patent application, trademark (whether or not registered), trademark application, trade name, service mark, copyright and proprietary intellectual property (including, without limitation, proprietary computer software, whether in object or source form) (collectively, "Intellectual Property") owned, used or licensed by the Company or any Company Subsidiary and a description of whether such Intellectual Property is owned or licensed by the Company and/or any Company Subsidiary. To their knowledge, the Company and/or the Company Subsidiary has the right to use such Intellectual Property and the current use by the Company or the Company Subsidiary of such Intellectual Property does not infringe upon the rights of any other person. To their knowledge, no other person is infringing upon the right of the Company or any Company Subsidiary in any such Intellectual Property where such infringement may have a material adverse effect on the Company or any Company Subsidiary.

          (n) Title to Properties; Absence of Liens and Encumbrances, Etc. All real property owned by the Company or any Company Subsidiary and all real and personal property leased to the Company or any Company Subsidiary are described in Schedule 2.1(e) hereof. The Company and each of the Company Subsidiaries has good ,and marketable title to all its properties and assets, real, personal and mixed, used in its business, including without limitation to the Facility, free and clear of any liens, charges, pledges, security interests or other encumbrances, except for liens with respect to (A) those items shown on Schedule 2.1(e) hereto, (B) statutory liens arising or incurred in the ordinary course of business with respect to the underlying obligations are not delinquent and (C) liens for taxes not yet due for the current year. All leases under which the Company or a Company Subsidiary is the lessee of any real or personal property are valid and binding on the lessors thereunder in accordance with their respective terms and there is not under any of such leases any existing default, or any condition, event or act which with notice or lapse of time or both would constitute such a default.

          (o) Contracts and Commitments. Except as set forth on Schedule 2. l(f), neither the Company nor any Company Subsidiary is a party to, or subject to any liabilities arising from:

               (i) any management or employment contract, special termination agreement or other contract for personal services with an officer, consultant, director, employee or other person that is not terminable by the Company or a Company Subsidiary on not more than one month's notice without penalty;

               (ii) any contract to sell goods or any contract to purchase goods which exceeds $5,000 in price;

               (iii) any plan, contract, or arrangement providing for bonuses, pensions, deferred compensation, retirement plan payments, profit sharing, incentive pay, or for any other employee benefits;

               (iv) any agreement providing for liability for severance pay, collective bargaining agreements, labor contracts, or labor or personnel policies;

                (v) any contract, agreement, or instrument evidencing or relating to any outstanding indebtedness for borrowed money or the deferred purchase price of property, or any direct or indirect guarantee of any such indebtedness or deferred purchase price.

               (vi) any agreement that restricts the right of the Company or any Company Subsidiary to engage in any place, in any line of business, solicit employees or customers or otherwise compete in any line of business;

               (vii) any contract, commitment, or agreement that involves (A) capital expenditures by the Company or any Company Subsidiary or (B) the disposition of any assets of the Company or any Company Subsidiary reflected in the Financial Statements not in the ordinary course of business consistent with past prices;

               (viii) any contract, commitment, or agreement between (A) the Company or any Company Subsidiary and (B) any shareholder, officer or director (or any of their affiliates) of the Company or any Company Subsidiary;

               (ix) any partnership agreement in which the Company or any Company Subsidiary is a partner;

               (x) any joint venture contract or arrangement or any other agreement that involves a sharing of profits.

     Complete and correct copies (in the case of any of the foregoing that are in writing) or descriptions (in the case of any of the foregoing that are not in writing) of each of the foregoing have been delivered to Purchaser. Each of the foregoing is in full force and effect and neither the Company nor any Company Subsidiary is in default with respect to any of the foregoing and has not been notified or advised by any party to any of the foregoing of such party's intention or desire to terminate or modify in any respect any of the foregoing.

          (p) Insurance. The properties of the Company and the Company Subsidiaries, including without limitation, the Facility, are insured under valid and enforceable policies issued by insurers of recognized responsibility against all risks usually insured against by persons operating similar properties in the localities where such properties are located. Copies of each of the foregoing insurance policies will be delivered to Purchaser prior to the Closing Date. Sellers shall be entitled to any refund of insurance premiums paid (for property, liability, casualty and workers' compensation) prior to the Closing Date for coverage after the Closing Date.

          (q) Absence of Certain Changes. Since neither the Company nor any of the Company Subsidiaries have suffered any material adverse change in its financial condition, assets, liabilities, business, business prospects, or operations, incurred any indebtedness, incurred any other obligations or liabilities, paid any dividends or made any other distribution in respect of its capital stock, or made any payments or loans to any affiliate.

          (r) Accounts Payable. All accounts payable are reflected on the Company's (and each Company Subsidiary's, as applicable) records and Financial Statements and arose from bona fide transactions in the ordinary course of business.

     SECTION 2.2. Representations and Warranties by Purchaser. Purchaser represents and warrants to, and agrees with, Sellers as follows

          (a) Organization of Purchaser. Purchaser is a corporation duly incorporated, validly existing and in good standing, under the laws of the State of Nevada and has all requisite corporate power and corporate authority to own or lease and operate its properties and assets and to carry on its business as, and in the places where, such properties and assets are now owned or leased and operated and such business is now being conducted.

          (b) Authority Relative to Agreement; Non-Contravention. Purchaser has all requisite corporate power and corporate authority to enter into this Agreement, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Purchaser and (i) will constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or the collection of debtors' obligations in general or by general equitable principles, and (ii) will not (A) conflict with any provision of the Articles of Incorporation or Bylaws of Purchaser or (B) result in any violation of or default under, or permit the acceleration of any obligation under, any material mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or any material agreement or understanding between any administrative or regulatory authority, on the one hand, or any rules or regulations of any trade association or organization of which Purchaser is a member.

          (c) Purchaser shall be required to acquire property, liability, casualty and workers' compensation insurance coverages comparable to Company's prior to closing to be effective as of the Closing Date.

          (d) Purchaser shall not make any election under IRC Section 338.

                                  ARTICLE III
                                   INDEMNITY

     Indemnification by the Sellers and Guarantors. Sellers and Guarantor, jointly and severally, hereby agree to indemnify, defend and hold harmless Purchaser and the Company (including without limitation its officers, directors, agents and employees) from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorney's fees and expenses asserted against, resulting to, imposed upon or incurred by Purchaser or the Company (including its officers, directors, agents and employees) by reason of or as a result of (i) any breach of or misrepresentation or omission in any representation or warranty contained herein; and (ii) any breach by Sellers or Guarantor of any agreement entered into or in any certificate furnished to Purchaser in connection with this Agreement, for a period of three (3) years from the Closing Date. If any action or suit is instituted against Purchaser by reason of, or in connection with, any claim against or liability of Sellers, of whatsoever kind or nature, not specifically assumed by Purchaser in this Agreement, then and in such event, Purchaser, upon being duly served with process, shall give notice to Sellers of the institution of such action, and in any such action, Sellers shall have the option to defend the same at their own expense, and pay any judgment entered therein, but Purchaser shall in such case have the right, if it so chooses, to participate in any such action or suit with counsel of its own selection at its own expense.

                                   ARTICLE IV
                                  MISCELLANEOUS

     SECTION 4.1. Brokers. Each party hereto represents and warrants to all other parties that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such party.

     SECTION 4.2. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting, investment advisory and other such costs) shall be paid by the party incurring such expenses; provided, however, Sellers (not the Company) shall pay for all expenses relating to Sellers hereunder.

     SECTION 4.3. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

     If to Sellers or Guarantor:

                          250 Royal Palm Way
                          Suite 205
                          Palm Beach, Florida 33480
                          Attn: Larry Cummings

     With a copy to:      Joseph D. Mitchell, CPA
                          Mitchell & Company
                          2851 Remington Green Circle, Suite D
                          Tallahassee, Florida 32308

     If to Purchaser:     6000 Lake Forrest Drive
                          Suite 200
                          Atlanta, Georgia 30328
                          Attn: General Counsel

or such other address as shall be furnished in writing by any party to the others prior to the giving of the applicable notice or communication.

     SECTION 4.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 4.5. Headings. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect the provisions hereof.

     SECTION 4.6. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and negotiations.

     SECTION 4.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Florida, without regard to conflicts of laws principles.

     SECTION 4.8. Assignment. Purchaser may not assign any of its right, title, and interest in and to this Agreement without the consent of Sellers, not to be unreasonably withheld or delayed, except that Purchaser may assign this Agreement to any entity under common control with Purchaser, where Purchaser has majority control of the assignee or where Purchaser or Purchaser's largest shareholder controls the assignee, without the consent of Sellers. Upon any such assignment Purchaser shall be relieved from all liability for the performance of each and every term, condition, representation, warranty, covenant in and of this Agreement that is or may be applicable to Purchaser. In the event of any such assignment, this Agreement shall automatically be deemed amended to cover and take into account such assignee as the Purchaser. Neither Sellers nor Guarantor may assign any of its right, title or interest in and to this Agreement without the consent of Purchaser, which may be withheld in Purchaser's sole discretion.

     SECTION 4.9. Survival of Representations, Warranties and Agreements. All covenants, representations, warranties and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the closing of the transactions contemplated hereby, the delivery of any instruments or documents pursuant hereto, and shall remain effective regardless of any investigation made by any party at any time, for a period of three (3) years following the Closing Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.

                             Sellers:

                             Wakulla Acquisition, Inc.

                             By:/s/ Freddie L. Franklin
                             Title: President

                             Attest:/s/ Joseph D. Mitchell
                             Title: Secretary

                             [CORPORATE SEAL]

                             Guarantor and Shareholders:

                             /s/ Thomas M. Clarke

                             /s/ Lawrence B. Cummings

                             Shareholders:

                             /s/ Joseph D. Mitchell

                             /s/ C. Guy Farmer

                             /s/ Freddie L. Franklin

                             Company:
                             Wakulla Manor, Inc.

                             By:/s/ Freddie L. Franklin
                             Title President

                             Attest:/s/ Joseph D. Mitchell
                             Title: Secretary

                             [CORPORATE SEAL]

                             Purchaser:
                             NewCare Health Corporation

                             By:/s/ James H. Sanregret
                             Title: President

                             Attest:/s/ Philip M. Rees
                             Title: Secretary

                             [CORPORATE SEAL]

                 FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT is dated as of July 24, 1997, by and among (i) WAKULLA MANOR, INC., a Florida corporation ("Company"),
(ii) WAKULLA ACQUISITION, INC., a Delaware corporation ("Acquisition"), (iii) THOMAS M. CLARKE ("Clarke") and LAWRENCE B. CUMMINGS ("Cummings") (hereinafter Clarke and Cummings are sometimes collectively referred to as "Guarantor"), JOSEPH D. MITCHELL ("Mitchell"), C. GUY FARMER ("Farmer"), and FREDDIE L. FRANKLIN ("Franklin") (hereinafter Clarke, Cummings, Mitchell, Farmer, and Franklin are sometimes referred to as "Sellers"), and (iv) NEWCARE NURSING CORPORATION, a Georgia corporation ("Purchaser"), as assignee of NEWCARE HEALTH CORPORATION, a Nevada corporation.

                              W I T N E S S E T H:

     WHEREAS, the parties have entered into that certain Stock Purchase Agreement dated as of June, 1997 (the "Stock Purchase Agreement");

     WHEREAS, Sellers have requested that the Closing Date (as defined in the Stock Purchase Agreement) be extended from July 31, 1997 to no later than August 31, 1997;

     WHEREAS, Purchaser is willing to extend the Closing Date to no later than August 31, 1997 subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

     1. Amendment to Stock Purchase Agreement. Section 1.3 of the Stock Purchase Agreement is hereby amended by deleting the date "July 31, 1997" and inserting in lieu thereof the date "August 31, 1997."

     2. Condition to Closing. Sellers acknowledge and agree that the only condition to Sellers' obligation to close the sale of Acquisition's Common Stock contemplated by the Stock Purchase Agreement is obtaining a court order in the case of Lawrence B. Cummings. United States Bankruptcy Court for the Southern District of Florida. Case No. 96-33413-BKC-SHF authorizing and approving the sale of Cummings' shares of Acquisition's Common Stock to Purchaser on the terms and conditions set forth in the Stock Purchase Agreement, as amended hereby? and the running of any applicable notice period to creditors required by law or by such court order. Sellers agree to seek in good faith to obtain the court order referred to in the preceding sentence.

     3. Reaffirmation of the Stock Purchase Agreement. Except as expressly amended hereby, Sellers and Purchaser ratify and confirm the terms and conditions of the Stock Purchase Agreement.

     4. Deposit. This First Amendment to Stock Purchase Agreement and the Stock Purchase Agreement shall be null and void if Purchaser has not delivered the $50,000.00 deposit required by Section 1.2 of the Stock Purchase Agreement to Sellers' counsel, Ausley & McMullen, P.A., within two (2) business days after Purchaser receives Sellers' fully executed counterpart to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.

                                COMPANY:

                                WAKULLA MANOR, INC., a Florida corporation

                                By: /s/  Freddie L. Franklin
                                         President

                                Attest: /s/ Joseph D. Mitchell
                                         Secretary

                                [CORPORATE SEAL]

                                SELLERS:

                                WAKULLA ACQUISITION, INC., a Delaware
                                corporation

                                By: /s/ Freddie L. Franklin
                                        President

                                Attest: /s/ Joseph D. Mitchell
                                        Secretary

                                [CORPORATE SEAL]

                                GUARANTOR AND SHAREHOLDERS:

                                /s/ Thomas M. Clarke

                                /s/ Lawrence B. Cummings

                                SHAREHOLDERS:

                                /s/ Joseph D. Mitchell

                                /s/ C. Guy Farmer

                                /s/ Freddie L. Franklin

                                NEWCARE NURSING CORPORATION,
                                 a Georgia Corporation

                                By: /s/ Chris Brogdon
                                Name: Chris Brogdon
                                Title: President